Exhibit 32.1

Certification of Chief Executive Officer
and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

        In connection with the periodic report of TransMontaigne Partners L.P. (the "Company") on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (the "Report"), I, Randall J. Larson, Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer of TransMontaigne GP L.L.C., a Delaware limited liability company and general partner of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

  (a)
  the Annual Report on Form 10-K of the Company for the year ended December 31, 2006, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (b)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2007	/s/ RANDALL J. LARSON Randall J. Larson Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer